Exhibit 99.1

Analog Devices and Linear Technology Announce Antitrust Clearances in the United States and Germany

NORWOOD, Mass. & MILPITAS, Calif.--(BUSINESS WIRE)--October 20, 2016--Analog Devices, Inc. (NASDAQ: ADI) and Linear Technology Corporation (NASDAQ: LLTC) today announced that on October 19, 2016 the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act for the proposed combination of Analog Devices and Linear Technology expired. As a result, the transaction has been cleared for U.S. antitrust purposes. In addition, Analog Devices and Linear Technology received clearance for the transaction from the German Federal Cartel Office on October 11, 2016.

Analog Devices and Linear Technology currently expect the transaction to be completed during the first half of calendar year 2017, subject to receipt of the remaining required regulatory approvals and the satisfaction or waiver of the other conditions contained in the merger agreement. Linear Technology stockholders voted to approve the merger agreement at a meeting held on October 18, 2016.

About Analog Devices

Analog Devices (NASDAQ: ADI) designs and manufactures semiconductor products and solutions. ADI enables its customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure and connect. Visit http://www.analog.com.

About Linear Technology

Linear Technology, a member of the S&P 500, has been designing, manufacturing and marketing a broad line of high performance analog integrated circuits for major companies worldwide for over three decades. The company’s products provide an essential bridge between our analog world and the digital electronics in communications, networking, industrial, automotive, computer, medical, instrumentation, consumer, and military and aerospace systems. Linear Technology produces power management, data conversion, signal conditioning, RF and interface ICs, µModule® subsystems, and wireless sensor network products. For more information, visit www.linear.com.

Forward-Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including the expected timetable for closing of the transaction between Analog Devices, Inc. ("Analog Devices") and Linear Technology Corporation ("Linear Technology"). Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability to satisfy the conditions to closing of the proposed transaction, on the expected timing or at all; the ability to obtain required regulatory approvals for the proposed transaction, on the expected timing or at all, including the potential for regulatory authorities to require divestitures in connection with the proposed transaction; the occurrence of any event that could give rise to the termination of the merger agreement; the risk of stockholder litigation relating to the proposed transaction, including resulting expense or delay; higher than expected or unexpected costs associated with or relating to the transaction; the risk that expected benefits, synergies and growth prospects of the transaction may not be achieved in a timely manner, or at all; the risk that Linear Technology's business may not be successfully integrated with Analog Devices' following the closing; the risk that Analog Devices and Linear Technology will be unable to retain and hire key personnel; and the risk that disruption from the transaction may adversely affect Linear Technology's or Analog Devices' business and relationships with their customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to both Analog Devices' and Linear Technology's filings with the Securities and Exchange Commission ("SEC"), including the risk factors contained in each of Analog Devices' and Linear Technology's most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management's current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed transaction, Analog Devices and Linear Technology have filed and will file relevant information with the Securities and Exchange Commission, including a registration statement of Analog Devices on Form S-4 (the "registration statement") that includes a prospectus of Analog Devices and a proxy statement of Linear Technology (the "proxy statement/prospectus"). INVESTORS AND SECURITY HOLDERS OF LINEAR TECHNOLOGY ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ANALOG DEVICES, LINEAR TECHNOLOGY AND THE PROPOSED TRANSACTION. A definitive proxy statement/prospectus has been sent to Linear Technology's shareholders. The registration statement, proxy statement/prospectus and other documents filed by Analog Devices with the SEC may be obtained free of charge at Analog Devices’ website at www.analog.com or at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from Analog Devices by requesting them by mail at Analog Devices, Inc., One Technology Way, P.O. Box 9106, Norwood, MA 02062-9106, Attention Investor Relations, or by telephone at (781) 461-3282. The documents filed by Linear Technology with the SEC may be obtained free of charge at Linear Technology's website at www.linear.com or at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from Linear Technology by requesting them by mail at Linear Technology Corporation, 1630 McCarthy Blvd., Milpitas, CA, 95035-7417, Attention: Investor Relations, or by telephone at (408) 432-2407.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CONTACT:
Investor Contacts
Analog Devices
Ali Husain, 781-461-3282
Treasurer & Director of Investor Relations
investor.relations@analog.com
or
Mike Lucarelli, 781-461-3282
Senior Manager Investor Relations
investor.relations@analog.com
or
Linear Technology:
Donald P. Zerio, 408-432-1900
Vice President, Finance, Chief Financial Officer
or
Media Contacts
Analog Devices
Gerald Kimber White, 781-461-3839
Senior Director Corporate Communications
gerald.kimberwhite@analog.com
or
Linear Technology
John Hamburger, 408-432-1900 x2419
Director, Marketing Communications
jhamburger@linear.com